UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2006

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective immediately, Edward Nigro has resigned from the Board of Directors and from his position as Chairman of the Audit Committee to pursue other opportunities.

Cary Mack, director of Western Alliance since April 2005, has been appointed to succeed Mr. Nigro as Chairman of the Audit Committee. Mr. Mack has been a director of Torrey Pines Bank since its formation in May 2003. Mr. Mack is licensed in the State of California as a certified public accountant, attorney and real estate broker. He was formerly employed with PricewaterhouseCoopers' audit and dispute resolution practices until 1990, when he became a founding shareholder and the chief executive officer of Marck|Barclay Inc., a forensic certified public accounting, economic and information technology consulting firm specializing in the evaluation and resolution of complex economic and accounting issues in the business and liigation environments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

July 18, 2006	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer